Exhibit 99.1
NEWS RELEASE

Contact:	Mark A. Zody, CFO
Metro Bancorp Inc.
(717) 412-6301

FOR IMMEDIATE RELEASE

Metro Bancorp Announces
Filing of Universal Shelf Registration Statement

HARRISBURG, Pa. (August 6, 2009) — Metro Bancorp Inc. (NASDAQ Global Select Market: METR) (the “Company”), today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”). The registration statement is subject to review by the SEC.  The filing of the shelf registration does not require Metro to issue securities. If and when declared effective by the SEC, the Company may, from time to time, offer and sell under the shelf registration statement, up to a total aggregate of $250 million of its common stock, preferred stock, debt securities, trust preferred securities or warrants either separately or together in any combination.  The terms of any future offerings would be established at the time of the offering and would be subject to market conditions as well as to approval by the Company’s board of directors.  Any offering of securities covered by the shelf registration statement will be made only by means of an applicable written prospectus, prospectus supplement or free writing prospectus authorized by the Company.

“The shelf registration gives us greater flexibility in the capital raising process, should we elect to raise capital”, commented Metro Chairman and Chief Executive Officer, Gary L. Nalbandian. “While we believe that Metro currently maintains a strong capital position in light of its current and anticipated capital needs, the shelf registration better positions Metro to take advantage of potential opportunities for growth including our proposed merger with Republic First Bancorp, Inc, and to address current economic conditions.”

As previously announced, Metro Bancorp has entered into a Plan of Merger to acquire Republic First Bancorp headquartered in Philadelphia, Pennsylvania. The combined company will have $3.1 billion in assets and 45 stores in Pennsylvania and New Jersey. The merger has received the required shareholder approvals and is awaiting regulatory approvals.  The merger is expected to close in 2009.

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metro Bank

Metro Bancorp through its wholly-owned bank subsidiary, Metro Bank is a financial services retailer with 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York. Headquartered in Harrisburg, the bank’s services include seven-day banking, free checking, free instant-issue Visa debit card, free coin-counting machines, free online banking and 24/7 live customer service. The bank also offers commercial banking services including term loans, commercial mortgages, lines of credit and cash management services. For more information about Metro Bank, visit us at www.mymetrobank.com.

Safe Harbor Statement

Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Litigation Reform Act of 1995.  Such statements include statements regarding the Company’s expectations, goals or intentions, including but not limited to, statements regarding the ability of the Company to offer and sell securities under the shelf registration statement.  These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  A number of those risks, trends and uncertainties are discussed in the Company’s SEC reports, including the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  Any forward-looking statements in this press release should be evaluated in light of those important risk factors.  Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.